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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          SCHEIN PHARMACEUTICAL, INC.
                                       AT

                              $19.50 NET PER SHARE

                                       BY

                              WS ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                          WATSON PHARMACEUTICALS, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON MONDAY, JULY 3, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                    June 6, 2000

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated June 6, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by WS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Watson Pharmaceuticals, Inc., a Nevada corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Schein Pharmaceutical, Inc., a Delaware corporation (the "Company"), at a price of $19.50 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is made in connection with the Agreement and Plan of Merger, dated as of May 24, 2000 (the "Merger Agreement"), among Parent, the Purchaser and the Company. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as hereinafter defined) on or prior to the Expiration Date (as hereinafter defined), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $19.50 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the terms and conditions set forth in the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. The Offer is being made pursuant to the Merger Agreement, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the

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     Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by the Company as treasury stock or by Parent, the Purchaser or any other direct or indirect wholly owned subsidiaries of Parent or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Merger Consideration. The "Merger Consideration" into which each issued and outstanding Share, other than Dissenting Shares and Ineligible Shares, will be converted is based upon the "Parent Average
     Stock Price," which is defined as the average of the closing price of a share of Parent common stock on the New York Stock Exchange for the ten consecutive trading days ending on the trading day two trading days prior to the date of the special meeting of stockholders relating to the merger or, if no special meeting is required under applicable law in order to consummate the merger, the effective time of the merger.

          If the Parent Average Stock Price is equal to or greater than $37.82, the Merger Consideration will be that number of shares of common stock, par value $0.0033 per share, of Parent equal to the "Exchange Ratio." "Exchange Ratio" means the quotient (rounded to the nearest hundred thousandth) obtained by dividing $23.00 by the Parent Average Stock Price; provided, however, that:

        - if the Parent Average Stock Price is greater than or equal to $37.82 but less than $44.61, the Exchange Ratio will be 0.51562;

        - if the Parent Average Stock Price is greater than $54.52 but less than or equal to $62.82, the Exchange Ratio will be 0.42187; and

        - if the Parent Average Stock Price is greater than $62.82, the Exchange Ratio will be the quotient (rounded to the nearest hundred thousandth) obtained by dividing $26.50 by the Parent Average Stock Price.

          If the Parent Average Stock Price is less than $37.82, the Merger Consideration will be one of the following, as determined by Parent in its sole discretion:

        - that number of shares of Parent common stock equal to the quotient (rounded to the nearest hundred thousandth) obtained by dividing $19.50 by the Parent Average Stock Price;

        - $19.50 in cash; or

        - the aggregate of (x) 0.51562 of a share of Parent common stock and (y) a dollar amount in cash equal to $19.50 minus the product of 0.51562 multiplied by the Parent Average Stock Price.

          4. The Board of Directors of the Company has approved and found advisable the Merger Agreement, the Offer and the Merger, determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and recommends that stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer and/or vote to adopt the Merger Agreement.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, July 3, 2000, unless the Offer is extended (the "Expiration Date").

          6. The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn on or prior to the Expiration Date at least 24,500,000 Shares. The Offer is also subject to the satisfaction of certain other terms and conditions contained in the Offer to Purchase. See the Introduction and Sections 1 and 15 of the Offer to Purchase.

          7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer or other similar taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

          8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary") of (a) Share Certificates or, in the case of book-entry delivery of Shares, timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any

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     required signature guarantees, or an Agent's Message (as defined in the
     Offer to Purchase) in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Bear, Stearns & Co. Inc., the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          SCHEIN PHARMACEUTICAL, INC.
                                       BY

                              WS ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                          WATSON PHARMACEUTICALS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 6, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer by WS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Watson Pharmaceuticals, Inc., a Nevada corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Schein Pharmaceutical, Inc., a Delaware corporation, at a price of $19.50 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:
--------------------------------- , 2000

Number of Shares to be Tendered:
--------------------------------- Shares*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                   SIGN HERE

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                           SIGNATURE(S) OF HOLDER(S)

Name(s) of Holder(s):

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                              PLEASE TYPE OF PRINT

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                                  ADDRESS(ES)

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                                  ZIP CODE(S)

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                       AREA CODE AND TELEPHONE NUMBER(S)

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              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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